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Exhibit 10.43

FIRST AMENDMENT
TO
SECOND AMENDED AND RESTATED RECIPROCAL
EASEMENT, USE AND OPERATING AGREEMENT

        This First Amendment to Second Amended and Restated Reciprocal Easement, Use and Operating Agreement (this "First Amendment") is dated as of this 30th day of July, 2004 by and among VENETIAN CASINO RESORT, LLC, a Nevada limited liability company having an address at 3355 Las Vegas Boulevard South, Room 1C Las Vegas, Nevada 89109 ("Phase I LLC"), LIDO CASINO RESORT, LLC, a Nevada limited liability company having an address at 3355 Las Vegas Boulevard South, Room 1C, Las Vegas, Nevada 89109 ("Phase II LLC"), GRAND CANAL SHOPS II, LLC, a Delaware limited liability company having an address at c/o GGP Limited Partnership, 110 North Wacker Drive, Chicago, Illinois 60606 ("Mall LLC") and INTERFACE GROUP—NEVADA, INC., a Nevada corporation having an address at 3355 Las Vegas Boulevard South, Room 1B, Las Vegas, Nevada 89109 ("Interface").

R E C I T A L S

        A.    WHEREAS, Phase I LLC, Phase II LLC, Mall LLC and Interface previously entered into that certain Second Amended and Restated Reciprocal Easement Use and Operating Agreement dated as of May 17, 2004 (the "REA"; all capitalized terms used and not defined herein shall have the respective meanings ascribed thereto in the REA), which was recorded on June 14, 2004 as document number 0002783 in Book 20040614 in the Recorder's Office; and

        B.    WHEREAS, Phase I LLC, Phase II LLC, Mall LLC and Interface wish to amend the REA on the terms set forth herein.

W I T N E S S E T H:

        NOW, THEREFORE, in consideration of the covenants and easements herein made and granted, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree that the REA is amended as follows:

        1.     The definition of SECC Loan Agreement in the REA is hereby amended and restated to read in its entirety as follows:

  "SECC Loan Agreement shall mean that certain Loan Agreement, dated as of July 30, 2004 between Interface, as borrower, and Archon Financial, L.P., as lender, as the same may be amended or modified from time to time and as the same may be replaced pursuant to a refinancing from time to time."

        All references in the REA to "Existing SECC Mortgage" shall be deemed to be references to that certain Deed of Trust, dated as of July 30, 2004, delivered by Interface for the benefit of Archon Financial, L.P. and its successors and assigns, as the same may be further amended, supplemented or otherwise modified or assigned from time to time. From and after the date hereof, the Existing SECC Mortgage's notice and address for the purposes described in Section 15(b) of Article XIV of the REA shall be:

    Archon Financial, L.P.
    600 East Las Colinas Boulevard
    Suite 800
    Irving, Texas 75039
    Attention: Michael Forbes

    with copies to

    Goldman Sachs Mortgage Company
    85 Broad Street, 11th Floor
    New York, New York 10004
    Attention: Daniel Ottensoser

    and

    Cleary, Gottlieb, Steen & Hamilton
    One Liberty Plaza
    New York, New York 10006
    Attention: Kimberly Brown Blacklow, Esq.

        2.     Section 3(d) of Article III of the REA is hereby amended and restated to read in its entirety as follows:

    "(d) Term. The provisions of this Section 3 shall survive until December 31, 2011."

        3.     All references in Article IX of the REA to "Section 5.2.12 (No Competing Facilities) of the SECC Loan Agreement" shall be deemed to be references to "Section 6.18 (New Facility) of the SECC Loan Agreement". The Parties acknowledge and confirm that the ownership, operation, leasing, licensing or managing of any meeting room or ballroom space (as opposed to exposition and trade show space or facilities) is not and shall not be a breach or violation of the provisions of said Article IX.

        4.     The second sentence of Section 5(a) of Article XIV of the REA is hereby deleted in its entirety.

        5.     The last sentence of Section 1(c) of Article VI of the REA is amended and restated to read in its entirety as follows:

    "Notwithstanding the foregoing, the Owners acknowledge and confirm that with respect to all insurance maintained by H/C I Owner pursuant to clauses (iv) and (v) of Section 2(A) of Article X hereof, Mall I Owner's Insurance Share is (unless and until Mall I Owner elects, pursuant to paragraph 3(d) of Article X below, to obtain on its own behalf any of such insurance) eighteen and five-tenths percent (18.5%) and SECC Owner's Insurance Share is (subject to the next sentence, and unless and until SECC Owner is not maintaining such insurance under a combined policy with H/C I Owner and Mall I Owner in accordance with Section 10 of Article X hereof) an equitable percentage agreed to by H/C I Owner and SECC Owner and their respective Mortgagees; provided, however, that subject to the next sentence (1) if at any time there is a material addition or deletion to H/C I Owner's, SECC Owner's (if applicable) and/or Mall I Owner's covered property, the foregoing Insurance Shares shall be appropriately adjusted by mutual agreement of the Owners and their respective Mortgagees and (2) if SECC Owner or Mall I Owner (for purposes of this clause (2), the "Electing Owner") purchases Additional Coverage that, with respect to its Property, is "primary" to rather than "in excess of" any of the insurance coverage required to be obtained and maintained under this Article X, then (A) the Electing Owner's Insurance Share with respect to the applicable insurance coverage shall be equitably reduced, H/C I Owner's Insurance Share with respect to the applicable insurance coverage shall be equitably increased and, to the extent whichever of Mall I Owner and SECC Owner is not the Electing Owner elects to reduce the amount of Additional Coverage it purchases as a result of the "primary" Additional Coverage purchased by the Electing Owner, such Owner's Insurance Share with respect to the applicable insurance coverage shall be equitably increased and (B) any resulting rebate in the cost of obtaining and maintaining any of the insurance coverage required to be obtained and maintained under this Article X shall be for the benefit of the Electing Owner. In all events, the SECC Owner's Insurance Share with respect to the insurance coverage

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    described in the next sentence shall, at all times, be not less than a percentage such that the product of the Insurance Amount (as defined below) multiplied by the SECC Owner's Insurance Share shall not be less than the amount by which (x) one hundred and twenty percent (120%) (or any lesser percentage agreed to by SECC Owner and its Mortgagees) of the then-outstanding principal amount of the indebtedness covered by the SECC Loan Agreement exceeds (y) the aggregate limit of any applicable Additional Coverage that is purchased by SECC Owner. As used in the preceding sentence, the Insurance Amount shall mean the aggregate limit on the "all-risk" property insurance and business interruption insurance with respect to which SECC Owner is required to pay its Insurance Share of the premiums therefor."

        6.     The following sentence is hereby added at the end of Section 3(c) of Article X of the REA:

    "Notwithstanding the foregoing, to the extent any Owner believes, in its good faith judgment, that such submission of such policies would disclose confidential or proprietary information of itself and/or any of its Affiliates, such Owner may instead submit certificates evidencing such policies, provided that if any other Owner or any Mortgagee reasonably believes that the information contained in such certificates does not fully demonstrate that such Owner is maintaining insurance in compliance with the requirements of this Article X, such Owner shall submit redacted portions of such policies to the extent necessary to demonstrate such compliance."

        7.     Section 15(c) of Article X of the REA is hereby amended and restated to read in its entirety as follows:

    "(c) Notwithstanding the foregoing or any other provision hereof, if the aggregate limit on the "all-risk" property insurance and business interruption insurance maintained by H/C I Owner pursuant to the first sentence of paragraph (iv), and the first two sentences of paragraph (v), of Section 2(A) of this Article X is at any time less than one billion dollars ($1,000,000,000) (as said amount shall be appropriately reduced if at the time SECC Owner is maintaining its own "all risk" property and/or business interruption insurance rather than maintaining such insurance under a combined policy in accordance with Section 10 of this Article X; said amount, as the same may be so appropriately reduced, the "Base Amount") and Mall I Owner and/or SECC Owner elect to get Additional Coverage of the type described in the second sentence of paragraph (b) of this Section 15, then (i) each of H/C I Owner, Mall I Owner and (if applicable) SECC Owner shall, except with respect to such Additional Coverage that increases such limit to an amount in excess of the Base Amount, pay its Insurance Share of such Additional Coverage as if such Additional Coverage was part of the insurance coverage required to be maintained by H/C I Owner pursuant to said sentences of paragraphs (iv) and (v) of Section 2(A) of this Article X and (ii) all proceeds of such Additional Coverage shall, except with respect to such Additional Coverage that increases such limit to an amount in excess of the Base Amount, be allocated as if it had been obtained by H/C I Owner pursuant to said first sentence of paragraph (iv), and said first two sentences of paragraph (v), of Section 2(A) of this Article X."

        8.     The reference to Exhibit O in Section 10 of Article X of the REA is hereby deleted. The two references in Section 1 of Article X of the REA to the requirements set forth on or in Exhibit O of the REA shall be deemed to be references to the requirements set forth in the SECC Loan Agreement, which requirements as of the date hereof are shown on Exhibit A attached hereto and made a part hereof. The second sentence of said Section 1 shall not apply with respect to any insurance as to which SECC Owner has made the election described in Section 10 of Article X of the REA.

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        9.     Section 1(e) of Article XI of the REA is hereby amended and restated to read in its entirety as follows:

    "(e) SECC. SECC Owner, whether or not the insurance proceeds made available in connection therewith shall be sufficient for such purpose shall, in accordance with the further provisions of this Article XI, repair the SECC with due diligence at its sole cost and expense as nearly as reasonably possible to its condition and aesthetic appeal immediately prior to such Casualty. All repairs undertaken by SECC Owner pursuant to this subsection (e) (including any changes SECC Owner makes in connection with any such repairs) shall be performed in accordance with Sections 7 through 10 of Article V and the further provisions of this Article XI."

        10.   The Parties acknowledge and confirm that (x) this First Amendment amends the provisions of Article X of the REA and (y) such amendments to Article X reflect those recommendations of the second installment of the Insurance Report described in Section 36 of Article XIV of the REA that have been approved by the Parties in accordance with the second sentence of Section 9 of Article X of the REA. An annotated copy of said second installment, indicating which recommendations continued therein have been so approved (the "Approved Recommendations"), is attached hereto and made a part hereof as Exhibit B. The Owners' approval of the Approved Recommendations is evidenced by their execution of this Amendment; the deemed approval (pursuant to paragraph 5(c) of Article XIV hereof) by the Mortgage Notes Indenture Trustee of such recommendations (and of all the other changes to the REA made by this Amendment) is evidenced by the Independent Expert certification attached hereto and made a part hereof as Exhibit C, and the approval by the SECC's Mortgagee of such recommendations is evidenced by its execution of the SECC Loan Agreement on the date hereof. The approval of the Approved Recommendations (and of all other changes to the REA made by this Amendment) by Mall I Mortgagee is not required under the terms of Mall I Mortgagee's loan documents.

        11.   As amended hereby, the REA is ratified and confirmed in all respects.

        12.   This First Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument.

[Signature page follows]

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        IN WITNESS WHEREOF, the Parties hereto have set their hands the day and year first above written.

VENETIAN CASINO RESORT, LLC
By: Las Vegas Sands, Inc., as managing member
By:	/s/ HARRY MILTENBERGER
Name: Harry Miltenberger Title: Secretary
INTERFACE GROUP-NEVADA, INC.
By:	/s/ HARRY MILTENBERGER
Name: Harry Miltenberger Title: Secretary
GRAND CANAL SHOPS II, LLC
By:	/s/ JOEL BAYER
Name: Joel Bayer Title: Senior Vice President
LIDO CASINO RESORT, LLC
By: Lido Casino Resort Holding Company, LLC
	By:	Lido Intermediate Holding Company, LLC
		By:	Venetian Casino Resort, LLC
		By:	Las Vegas Sands, Inc.
			By:	/s/ HARRY MILTENBERGER
Name: Harry Miltenberger Title: Secretary

State of Nevada	)
	:	ss.:
County of Clark	)

        This instrument was acknowledged before me on July 29, 2004 by Harry Miltenberger as Secretary of INTERFACE GROUP-NEVADA, INC.

/s/ KATHLEEN TARPINIAN
(Signature of notarial officer)
(Seal, if any)
My commission expires: April 20, 2008

State of Nevada	)
	:	ss.:
County of Clark	)

        This instrument was acknowledged before me on July 29, 2004 by Harry Miltenberger, Secretary of Las Vegas Sands, Inc., the managing member of VENETIAN CASINO RESORT, LLC.

/s/ KATHLEEN TARPINIAN
(Signature of notarial officer)
(Seal, if any)
My commission expires: April 20, 2008

State of Illinois	)
	:	ss.:
County of Cook	)

        This instrument was acknowledged before me on July 30, 2004 by Joel Bayer, Senior Vice President of GRAND CANAL SHOPS II, LLC.

/s/ JAN V. KOPECKY
(Signature of notarial officer)
(Seal, if any)
My commission expires: May 5, 2008

State of Nevada	)
	:	ss.:
County of Clark	)

        This instrument was acknowledged before me on July 29, 2004 by Harry Miltenberger, Secretary of Las Vegas Sands, Inc., the managing member of Venetian Casino Resort, LLC, the managing member of Lido Intermediate Holding Company, LLC, the managing member of Lido Casino Resort Holding Company, LLC, the managing member of LIDO CASINO RESORT, LLC.

/s/ KATHLEEN TARPINIAN
(Signature of notarial officer)
(Seal, if any)
My commission expires: April 20, 2008

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FIRST AMENDMENT TO SECOND AMENDED AND RESTATED RECIPROCAL EASEMENT, USE AND OPERATING AGREEMENT
R E C I T A L S
W I T N E S S E T H